Exhibit 99.1

Waitr Pre-Announces Second Quarter 2020 Results

LAFAYETTE, La. -- July 6, 2020 -- Waitr Holdings Inc. (Nasdaq: WTRH) (“Waitr” or the “Company”), a leader in on-demand food ordering and delivery, today announced its preliminary unaudited financial results for the second quarter ended June 30, 2020.

Preliminary Unaudited Second Quarter 2020 Results

On a preliminary, estimated basis:

•	Revenue for the second quarter of 2020 was approximately $60 million, compared to $51.3 million in the second quarter of 2019.
•	Net Income for the second quarter of 2020 was at least $8 million, compared to a net loss of $24.9 million in the second quarter of 2019.
•	Adjusted EBITDA[1] for the second quarter of 2020 was at least $15 million, compared to negative EBITDA of $14.9 million in the second quarter of 2019, an increase of almost $30 million.
•	As of June 30, 2020, cash on hand was approximately $66 million.
•

During the second quarter of 2020, the Company converted approximately $12.5 million of its convertible notes into common stock. On July 2, 2020 the Company paid down $12.5 million of its senior secured term loan.

Business Update

“We are pleased to present a preliminary look at our second quarter results and we are excited to deliver strong revenue growth and profitability, driven, in part, by an uptick in new diners and orders. While the events of the last several months have accelerated the adoption of our platform by consumers, we believe the important steps we adopted early this year, pre-pandemic, to super-charge our business are starting to be recognized in our financial results,” said Carl Grimstad, Chairman and CEO of Waitr.

“Continued strong results reflect the hard work of our team members, our restaurant partners and our drivers, as well as the trust that we have earned from consumers who have relied on us to deliver high-quality food throughout the pandemic,” added Mr. Grimstad. “Over the course of the last six months, we have reinforced our presence in our most important markets by increasing delivery areas, adding grocery and alcohol delivery services, and expanding our customer service and dispatch teams. All these growth initiatives are being supported by a leaner cost structure and with an eye on efficiencies and appropriate returns on deployed capital.”

Since the onset of the pandemic, Waitr has been nimble in adapting its business.  Waitr continues to actively work with our local communities, diners, restaurant partners, drivers and employees in joint efforts to mitigate risks and hardships arising from the ongoing pandemic. The Company has been working with new and existing restaurant partners to boost their delivery potential and sustain their businesses in the current environment, and has provided restaurants with free marketing and promotions, discounted delivery fees and other support. Waitr also recently added a donation feature to its app, the proceeds from which will go to Feeding America and other similar charities to help feed those in need.

“The increased demand for our services enables us to provide our communities with employment opportunities for drivers,” said Mr. Grimstad. “The increase in the number of drivers, in turn, ensures expanded capacity and improved service for our restaurant partners and diners.”

The Company expects to release its second quarter 2020 results in early August. The date on which the Company expects to issue such release will be announced in the near future.

Preliminary Results

The financial results presented in this press release are preliminary, estimated and unaudited. They are subject to the completion and finalization of Waitr’s financial and accounting closing procedures and reflect management’s estimates based solely upon information available to management as of the date of this press release. Further information learned during that completion and finalization may alter the final results. In addition, the preliminary estimates should not be viewed as a substitute for full quarter financial statements prepared in accordance with generally accepted accounting principles in the United States of America. There is a possibility that Waitr’s second quarter financial results could vary materially from these preliminary estimates. In addition to the completion of the financial closing procedures of Waitr, factors that could cause actual results to differ from those described above are set forth below under “Cautionary Note Concerning Forward-Looking Statements.” Accordingly, you should not place undue reliance upon this preliminary information.

About Waitr Holdings Inc.

Founded in 2013 and based in Lafayette, Louisiana, Waitr is a leader in on-demand food ordering and delivery. Waitr, along with Bite Squad connect local restaurants to hungry diners in underserved U.S. markets. Together they are a convenient way to discover, order and receive great food from local restaurants, national chains and grocery stores. As of June 30, 2020, Waitr and Bite Squad operated in small and medium sized markets in the United States in over 600 cities.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements,” as defined by the federal securities laws, including statements regarding the Company’s preliminary unaudited financial results, implementation of strategic initiatives and future performance of the Company. Forward-looking statements reflect Waitr’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the impact of the coronavirus (COVID-19) pandemic on the Company’s business and operations, and those described under the section entitled “Risk Factors” in Waitr’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020, as such factors may be updated from time to time in Waitr’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Waitr’s filings with the SEC. While forward-looking statements reflect Waitr’s good faith beliefs, they are not guarantees of future performance. Waitr disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Waitr (or to third parties making the forward-looking statements).

Waitr has thus far been able to operate effectively as it relates to the COVID-19 pandemic. However, the potential impact and duration of the COVID-19 pandemic on the global economy and on the Company’s business in particular may be difficult to assess or predict. The pandemic has resulted in, and may continue to result in, significant disruption of global financial markets, which may reduce the Company’s ability to access capital and continue to operate effectively. The COVID-19 pandemic could also reduce the demand for the Company’s services. In addition, a recession or further financial market correction resulting from the spread of COVID-19 could adversely affect demand for the Company’s services. To the extent that the

COVID-19 pandemic adversely impacts the Company’s business, results of operations, liquidity or financial condition, it may also have the effect of increasing many of the other risks described in the risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in the Company’s subsequent periodic filings with the SEC.

1Non-GAAP Financial Measure

Adjusted EBITDA is a financial measure that is not calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

We define Adjusted EBITDA as net income/loss adjusted to exclude interest expense, income taxes, depreciation and amortization, acquisition and restructuring costs, stock-based compensation expense, impairments of intangible assets and goodwill and gains and losses associated with derivatives and debt extinguishments and when applicable, other expenses that do not reflect our core operations. We use this non-GAAP financial measure as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Non-GAAP Financial Measure/Adjusted EBITDA” below for a reconciliation of preliminary, estimated low end net income to estimated low end Adjusted EBITDA for the second quarter ended June 30, 2020.

Contact:

Investors

WaitrIR@icrinc.com

NON-GAAP FINANCIAL MEASURE

ADJUSTED EBITDA

(In millions)

(Unaudited)

Three Months Ended
June 30, 2020
NET INCOME	$8
Interest expense	3
Depreciation and amortization	2
Stock-based compensation	1
Restructuring Expenses	1
ADJUSTED EBITDA	$15